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                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Prentiss Properties Trust on Form S-3 (File Nos. 333-38079, 333-49295, 333-49433, 333-60785, 333-65735, 333-65793, 333-72681, 333-80735 and
333-86797) and Form S-8 (File Nos. 333-20329 and 333-79623) of our reports dated
(I) February 7, 2001 except as to Note 21 for which the date is March 20, 2001 on our audits of the consolidated financial statements of Prentiss Properties Trust and (ii) Prentiss Properties Trust, which reports are included in this Annual Report on From 10-K. We also consent to the reference to our firm under the caption "Selected Financial and Operating Data."

/s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
March 20, 2001